Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269863, 333-262867, 333-255270 and 333-251388 on Form S-8 of our reports dated February 15, 2024, relating to the financial statements of Upstart Holdings, Inc. and the effectiveness of Upstart Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California
February 15, 2024